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                                                                      EXHIBIT 7D

                              CENDANT CORPORATION

            (Incorporated under the laws of the State of Delaware)

         Void after 5:00 p.m., New York City time, on February 7, 2002

                                                  Warrant to Purchase 28,956,000
                                                  Shares of Common Stock





              Warrant for the Purchase of Shares of Common Stock
              --------------------------------------------------


     FOR VALUE RECEIVED, CENDANT CORPORATION (the "Company"), a Delaware corporation, hereby certifies that Liberty CNDT, Inc. ("Liberty") or its permitted transferees (the "Holder") is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from the Company, at any time, or from time to time during the period commencing at 5:00 p.m. New York City local time, on February 7, 2000 (the "Closing Date"), and expiring, unless earlier terminated as hereinafter provided, at 5:00 p.m. New York City local time on February 7, 2002 (the "Expiration Date"), up to 28,956,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined) at a price of $23.00 per share (such exercise price per share, as adjusted proportionately in the case of an adjustment described in Section 7 hereto, being hereinafter referred to as the "Exercise Price").

     The term "Common Stock" means the shares of Common Stock, $.01 par value, of the Company as constituted on December 15, 1999 (the "Base Date"), together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The aggregate number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock"

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a
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new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant is lost, stolen, destroyed or mutilated, which shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1.   Exercise of Warrant. This Warrant may be exercised in whole or in part
          -------------------
at any time, or from time to time, during the period commencing at 5.00 p.m., New York City local time, on the Closing Date, and expiring at 5.00 p.m., New York City local time, on February 7, 2002 (subject to Section 7.2 hereof) or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2.   Reservation of Shares. The Company will at all times reserve for
          ---------------------
issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3.   Fractional Shares. No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant. In lieu of frac-

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tional shares, there shall be paid to the Holder of this Warrant at the time the
Warrant is surrendered pursuant to Section 1 an amount in cash equal to the same fraction of the Current Market Price of a share of Common Stock on the trading day immediately prior to the date of such exercise. "Current Market Price" means the closing sale price of the Common Stock (regular way) on the New York Stock Exchange.

     4.   Non-Transferability of Warrant. This Warrant cannot be sold,
          ------------------------------
transferred or assigned, except to a direct or indirect wholly-owned subsidiary of Liberty Media Corporation, a Delaware corporation; provided, however, that
                                                      --------  -------
the Holder must at all times be either Liberty Media Corporation or a direct or indirect wholly-owned subsidiary of Liberty Media Corporation.

     5.   Rights of the Holder. The Holder shall not, by virtue hereof, be
          --------------------
entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     6.   Redemption. This Warrant is not redeemable by the Company.
          ----------

     7.   Anti-Dilution Provisions.
          ------------------------

          7.1  Adjustment for Dividends in Other Securities, Property, Etc;
               ------------------------------------------------------------
Reclassification, Etc. (a) In case at any time or from time to time after the
----------------------
Base Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (i) other or additional securities or property (other than cash) by way of dividend or distribution (other than distributions referred to in Section 7.1(b) below),
(ii) any cash paid or payable except cash paid out of earned surplus of the Company at the Base Date as increased (decreased) by subsequent credits (charges) thereto (other than credits as a result of a revaluation of property) and that does not constitute an Extraordinary Cash Dividend (as defined below), or (iii) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise or then be entitled to receive if on the Base Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during

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such period, giving effect to all adjustments called for during such period by
Section 7.2.

               (b) If the Company shall distribute to all holders of Common Stock subscription rights or warrants that (i) expire prior to the Expiration Date (and in the case of subscription rights or warrants for Common Stock, the exercise price thereof is less than the Current Market Price on the Determination Date) and (ii) are generally not taxable to the recipients, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the Current Market Price on the Determination Date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of such subscription rights or warrants distributed per share of Common Stock to the holders of Common Stock, and of which the denominator shall be such Current Market Price. The "Determination Date" means the earlier of (A) the record date for the determination of stockholders entitled to receive the subscription rights or warrants to which this paragraph (b) applies and (B) the "ex-dividend" date for the issuance of such subscription rights or warrants. The adjustment pursuant to the foregoing provisions of this paragraph (b) shall be made successively whenever any distribution to which this paragraph (b) applies, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Upon each adjustment to the Exercise Price as a result of this paragraph (b), this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (x) multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant prior to such adjustment by the Exercise Price in effect immediately prior to the adjustment of the Exercise Price and (y) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

               (c) The term "Extraordinary Cash Dividend" means any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following sentence. If, upon the date prior to the "ex-dividend" date with respect to a cash dividend on the Common Stock, the aggregate of the amount of such cash dividend together with the amount of all cash dividends on the Common Stock with "ex-dividend" dates occurring in the 365 consecutive day period ending on the date prior to the "ex-dividend" date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with "ex-dividend" dates occurring in such period for which a prior adjustment under this Section 7.1 was made) equals or exceeds on a per share basis 15% of the average of the Current Market Prices

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during the period beginning on the date after the first such "ex-dividend" date in such period and ending on the date prior to the "ex-dividend" date with respect to a cash dividend to which this provision is being applied (except that if no other cash dividend has had an "ex-dividend" date occurring in such period, the period for calculating the average of such closing sale prices shall be the period commencing 365 days prior to the date immediately prior to the "ex-dividend" date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an "ex-dividend" date occurring in such 365-day period that is aggregate with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

          7.2  Adjustment for Reorganization, Consolidation, Merger, Etc.  In
               ---------------------------------------------------------
case of (i) any reorganization of the Company (or any other corporation or entity, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or (ii) the Company (or any such other corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or other entity or (iii) the Company is a party to a merger or binding share exchange which reclassifies or changes all of its outstanding Common Stock, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger, conveyance or binding share exchange, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon consummation if said Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 7.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation. In case the Company (or any other corporation or other entity, the securities of which are at the time receivable on exercise of this Warrant) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, if and only if the consideration per share of Common Stock received in such transaction is comprised solely of cash ("Cash Consideration") and such Cash Consideration is equal to or less than the Exercise Price then the Warrants shall automatically expire upon consummation of such transaction provided that, in each case, the Warrants shall survive
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consummation of such transaction and the terms of this Section 7.2 shall apply.
The Company shall not effect any such consolidation, merger, transfer of binding share exchange of all of its shares of Common Stock unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets or other appropriate entity shall assume, by written agreement, the obligation to deliver to the Holder of this Warrant such securities, cash or other property as, in accordance with the

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foregoing provisions, such Holder may be entitled to purchase and the other obligations under this Warrant.

          7.3  Certificate as to Adjustments. In each case of an adjustment in
               -----------------------------
the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the pro forma adjusted Exercise Price. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant.

          7.4  Notices of Record Date, Etc.
               ----------------------------

          In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend that is not an Extraordinary Cash Dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right;


          (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or entity (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation or entity;

          (c) of any voluntary of involuntary dissolution, liquidation or winding-up of the Company; or

          (d) the Company proposes to take any other action that would require adjustment to the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Section 7.

          then, and in such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, binding share exchange, conveyance, dissolution, liquidation or

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winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

          7.5  De Minimus Adjustments. No adjustment to the Exercise Price shall
               ----------------------
be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 7.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     8.   Applicable Law. The Warrant is issued under and shall for all purposes
          --------------
be governed by and construed in accordance with the laws of the State of Delaware.

     9.   Notice. Notices and other communications to be given to the Holder of
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the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 9 West 57th Street, 37th Floor, New York 10019, Attn: General Counsel, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

     10.  Registration. At the time of the exercise of this Warrant, the shares
          ------------
of Common Stock issuable pursuant thereto shall be registered under an effective registration statement filed by Cendant with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                             CENDANT CORPORATION


                                             By: /s/
                                                --------------------
                                                Name:
                                                Title:

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                            WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________________________ shares of Common Stock of Cendant Corporation and hereby makes payment at the rate of $____ per share, or an aggregate if $____, in payment therefor.


                                         _____________________________
                                         Name of Registered Holder

                                         _____________________________
                                         Signature

                                         _____________________________
                                         Signature, if held jointly

                                         ____________________________ Date

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